SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 8, 2002

                                SurgiLight, Inc.
             (Exact Name of Registrant as specified in its charter)

Florida                          000-24897                         35-1990562
-----------------                --------------------              -------------
(State of Incorporation)        (Commission file No.)             (IRS Employer
                                                                    ID Number)

                12001 Science Drive, Suite 140, Orlando, FL 32826
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555




Item 4.              Changes in Registrant's Certifying Accountants

           Our independent accountant Parks, Tschopp, Whitcomb and Orr, P.A. (who performed the auditing for the Company from 1998 to 2002) resigned, effective June 20, 2002. There were no disagreements with our former accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was recommended and approved by our Board of Directors.

           The principal accountant's report on the financial statements for either of the past two years contained no adverse opinion or a disclaimer of opinion, and was not qualified nor modified as to uncertainty, audit scope, or accounting principles.

           During the two most recent fiscal years and any subsequent interim period, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. be repeated under this paragraph.


Item 7.              Financial Statements and Exhibits.

     Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

            Exhibit No.
           --------------
               99.1         Letter from Parks, Tschopp, Whitcomb and Orr, P.A.
           --------------   to the Securities and Exchange Commission, dated
                            July 8, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SurgiLight, Inc.

Date:      July 8, 2002

                                       By:  /s/ Timothy J. Shea
                                            ------------------------------------
                                                Timothy J. Shea, President

                                  EXHIBIT INDEX


            Exhibit No.
           --------------
               99.1 Letter from Parks, Tschopp, Whitcomb and Orr, P.A. to the Securities and Exchange Commission, dated July 8,
           -------------- 2002.

                                  Exhibit 99.1


                                  July 8, 2002

U.S. Securities
and Exchange Commission


Ladies and Gentlemen:

     This letter pertains to the Form 8-K, filed by SurgiLight, Inc. (the "Company") with respect to resignation of Parks, Tschopp, Whitcomb and Orr, P.A. as the Company's independent accountant.

     In connection therewith, we agree with the statements made by the Company in the Form 8-K in response to Item 304(a) of Regulation S-K.

Sincerely,


/s/ Parks, Tschopp, Whitcomb and Orr, P.A.
--- ------------------------------------------------
Parks, Tschopp, Whitcomb and Orr, P.A.